UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2010

YASHENG ECO-TRADE CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 ½ N Spaulding Ave., Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On March 23, 2010, in connection with the review of  its consolidated financial statements for the year ended December 31, 2008 by the Securities and Exchange Commission, the board of directors (the “Board”) determined that Yasheng Eco-Trade Corporation’s (the “Company”) audited consolidated financial statements for the year ended December 31, 2008, included in the Company’s Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2009 and the unaudited consolidated financial statements of the Company included in the Company’s Form 10-Q for the quarterly period ended March 31, 2009, as filed with the SEC on May 20, 2009 (the “Relevant Reports”), are inaccurate; and, as a result, the Company intends to restate its consolidated financial statements included in the Relevant Reports, to be filed on or before March 31, 2010.  Furthermore, the Board and the Company’s management have determined that the Relevant Statements should no longer be relied upon.

The matters disclosed in this Current Report on Form 8-K have been discussed with and reviewed by the Company’s management, the Board and the Company’s auditor.

In our restated reports for the year ended December 31, 2008 and March 31, 2009, , the Company has restated its balance sheet at December 31, 2008 and March 31, 2009, and its statements of income, stockholders’ equity and cash flows for the year ended December 31, 2008 and for the quarter ended March 31, 2009 to reflect changes mostly as a result of  the need to reclassify certain assets and liabilities, and also the need to fix accounting errors in the treatment of the minority interest in the Company’s subsidiary,  Vortex Ocean One LLC in the Relevant Reports, resulting in inaccuracies in the stockholder equity statements in the Relevant Reports.  The restatement for the year ended December 31, 2008 and in the quarter ended March 31, 2009 did not have a material impact on (x) the net loss reported; (y) loss per share; and (z) the negative equity position of the Company from what the Company had previously reported for the year ended December 31, 2008 and for the quarter ended March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer

Date:	March 24, 2010
Los Angeles, California